SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 16, 2005

Date of report (Date of earliest event reported)

RETEK INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28121	51-0392671

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Retek on the Mall 950 Nicollet Mall Minneapolis, Minnesota	55403

(Address of Principal Executive Offices)	(Zip Code)

(612) 587-5000

(Registrant’s Telephone Number, Including Area Code)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX

Item 1.01.     Entry Into A Material Definitive Agreement.

          On March 16, 2005, Retek Inc. (“Retek”) entered into an Amendment to Agreement and Plan of Merger (the “Amendment”) with SAP America, Inc. (“SAP America”) and Sapphire Expansion Corporation, a wholly owned subsidiary of SAP America, amending the Agreement and Plan of Merger, dated February 28, 2005, among Retek, SAP America, and Sapphire Expansion Corporation.

          Pursuant to the Amendment, SAP America has increased its cash tender offer for all outstanding shares of Retek common stock to $11.00 per share from $8.50 per share. In addition, the termination fee was increased to $25 million from $15 million.

          Retek’s Board of Directors has unanimously approved the Amendment and reaffirmed its recommendation to Retek’s stockholders to accept SAP America’s offer, as amended.

          The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 2 hereto and is incorporated into Item 1.01 of this Form 8-K by reference.

Item 9.01.     Financial Statements and Exhibits.

                      (c)      Exhibits

2	Amendment to Agreement and Plan of Merger, dated March 16, 2005, by and among SAP America, Sapphire Expansion Corporation and Retek (incorporated by reference to Exhibit (e)(13) to the Schedule 14D9/A filed by Retek with the Securities and Exchange Commission on March 17, 2005)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETEK INC.
Date: March 21, 2005	/s/ Martin J. Leestma
Martin J. Leestma
President and Chief Executive Officer

EXHIBIT INDEX

No.	Description	Manner of Filing

2	Amendment to Agreement and Plan of Merger, dated March 16, 2005, by and among SAP America, Inc., Sapphire Expansion Corporation and Retek Inc.	Incorporated by Reference